EXHIBIT 7
                        CONSENT OF RICHARD J. WIRTH, ESQ.



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To Whom It May Concern:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 20 to the Registration Statement on Form S-6 (File No. 033-06793) filed by Phoenix Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.


                                            Very truly yours,



Dated:  October 29, 2001                   /s/ Richard J. Wirth
                                            -----------------------------------
                                            Richard J. Wirth, Counsel
                                            Phoenix Life Insurance Company